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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the inclusion in this Registration Statement of Universal Outdoor, Inc. for the exchange of $100,000,000 of 9 3/4% Series B Senior Subordinated Notes due 2006 for $100,000,000 of 9 3/4% Series B Senior Subordinated Exchange Notes due 2006, of our report dated July 21, 1995, with respect to the consolidated financial statements of NOA Holding Company.

                                          Ernst & Young LLP

Minneapolis, Minnesota
February 12, 1997